SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C. 20549

                            FORM 8-K

                         CURRENT REPORT
                PURSUANT TO SECTION 13 OR 15(d)
             OF THE SECURITIES EXCHANGE ACT OF 1934

                          July 8, 1999
               (Date of earliest event reported)


                Community Federal Bancorp, Inc.
     (Exact name of registrant as specified in its charter)

Delaware                  0-27030                  64-0869537
(State or other    (Commission File Number)        (IRS Employer
 jurisdiction of                                 Identification
                              NO)
incorporation)


333 Court Street, Tupelo Mississippi                    38802
(Address of principal executive offices)             (Zip Code)

                          662-842-3981
      (Registrant's telephone number, including area code)


                         Not Applicable
 (Former name or former address, if changed since last report)



Item 5.  Other Events.

     On July 8, 1999, Community Federal Bancorp, Inc. ("Community Federal") entered into an Agreement and Plan of Merger (the"Merger Agreement") amount First M&F Corporation ("First M&F"), Community Federal, Merchants & Farmers Bank, a wholly owned subsidiary of First M&F , and Community Federal Bank, a wholly owned subsidiary of Community Federal, for a merger of Community federal with and into First M&F (the "Proposed Merger"). Upon consummation of the Proposed Merger, each outstanding share of common stock of Community Federal, except for Shares held by persons exercising statutory appraisal rights, will be converted into .2855 shares of common stock of First M&F, and $8.8457 in cash. Pursuant to the Merger Agreement, the consideration is subject to adjustment under certain circumstances.

     In connection with the Merger Agreement, First M&F and Community Federal have also entered into a stock option agreement, dated July 8, 1999. Pursuant to the stock option agreement, Community Federal granted to First M&F an irrevocable offer to purchase, under certain circumstances, up to 19.9% of the outstanding shares of Community Federal common stock.

     This current report on Form 8-K contains certain forward looking statements, including statements concerning shareholder value and revenue options. These forward looking statements involve certain risks and uncertainties. Factors that may cause actual results to differ materially from those contemplated by such forward looking statements include, among others, the following possibilities; (1) expected cost savings from the Proposed Merger cannon be fully realized or realized within the expected time frame; (2) cost or difficulties related to the integration of the businesses are greater than expected; (3) revenues following the Proposed Merger are lower than expected;
(4) competitive pressure among depository institutions increases significantly; (5) changes in the interest rate environment reduce interest margins; (6) general economic conditions, either nationally or in Mississippi, are less favorable than expected; or (7) legislation or regulatory changes adversely effect the businesses in which the combined company would be engaged.

Item 7.  Financial Statements, and Exhibits.

         (C) Exhibits

     2.1 Agreement and Plan of Merger dated as of July 8, 1999, among First M&F Corporation, Community Federal Bancorp, Inc., Merchants & Farmers Bank, and Community Federal Bank. 1/

     10.1 Stock Option Agreement dated as of July 8, 1999 between
          First M&F Corporation and Community Federal Bancorp, Inc. 1/

     99.1 Press Release dated July 8, 1999, announcing the
          Proposed Merger

1/ Incorporated by reference from the Current Report Form 8-K filed by First M&F Corporation with Securities and Exchange
Commission on July 14, 1999.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned therunto duly authorized.


Date: July 14, 1999      COMMUNITY FEDERAL BANCORP, INC.

                              By: (s) Jim Ingram
                              Jim Ingram,
                              Chief Executive Officer

                              BY: (s) Sherry McCarty
                              Sherry McCarty, Vice President and
                              Chief Financial Officer

                         Exhibit Index

2.1  Agreement and Plan of Merger dated as of July 8, 1999, among
     First M&F Corporation, Community Federal Bancorp, Inc.,
     Merchants & Farmers Bank, and Community Federal Bank. 1/

10.1  Stock Option Agreement dated as of July 8, 1999 between
      First M&F Corporation and Community Federal Bancorp, Inc. 1/

99.1  Press Release dated July 8, 1999, announcing the Proposed  Merger.


1/ Incorporated by reference from the Current Report Form 8-K filed by First M&F Corporation with the Securities and Exchange
Commission on July 14, 1999.

Exhibit 99.1

COMMUNITY FEDERAL BANCORP, INC.
Tupelo, MS

CONTACT : H. Lewis Whitfield
          President
          (662) 842-3981

     or   Sherry McCarty
          Chief Financial Officer
          (662) 840-0302

July 8, 1999

FOR IMMEDIATE RELEASE

First M&F Corp., Community Federal Bancorp signs definitive agreement

TUPELO, MS - (NASDAQ: CFTP) - Community Federal Bancorp, Inc. and First M&F Corp, (NASDAQ: FMFC) of Kosciusko, MS, jointly announced today that they have signed a definitive agreement for First M&F Corp. to acquire Community Federal Bancorp, and its subsidiary, Community Federal Bank. This announcement was made by First M&F Corp. Chairman and CEO Hugh S. Potts, Jr., Community Federal Bancorp Chairman Medford M. Leake, and Community Federal CEO Jim Ingram.

Community Federal Bancorp had approximately $305 million in total assets, $144 million in loans, $152 million in deposits and $59 million in stockholders' equity at March 31, 1999. Community
Federal has three offices serving the Tupelo market.

Under the terms of the Agreement, First M&F will issue .2855 share of its common stock (subject to adjustment under certain circumstances) plus $8.8457 of cash for each share of Community Federal common stock. At yesterday's closing price of $33.00 each share of Community Federal common stock would receive stock and cash with a combined value of $18.27. The transaction, which will be accounted for as a purchase, should be a tax-free exchange relative to the stock received and is subject to the approval of the stockholders of First M&F Corp. and Community Federal and regulatory authorities.

First M&F Corp.'s board of directors authorized the purchase in the open market of approximately 218,000 shares to be exchanged as part of this acquisition. Additionally, the Board authorized the purchase of up to 264,000 shares over the next 24 months. The repurchases are expected to begin within the next 30 days.

Potts said that the merger is a strategic move that positions
First M&F in one of the strongest and fastest growing markets in Mississippi.

"Community Federal is a well run bank," Potts said. "Our entry into the Tupelo market is exciting and filled with challenges and opportunities. I believe that this is an excellent and rewarding way to deploy our capital and enhance our community banking franchise.
Initially, we expect to have some earnings dilution due to the goodwill amortization. However, we expect this transaction to enhance shareholder value through the expansion and new revenue options that we acquire. We are grateful for an opportunity such as this to build from a solid base in one of America's great communities. Our building a better community and state will certainly be reflected in the value of First M & F Corporation."

"I think that we can all be proud of the franchise that the Community Federal team has built." Leake said. "The opportunity to partner with First M&F allows us to maintain our community bank philosophy and enhance our lines of banking products."

Community Federal CEO Jim Ingram said that the two banks have a similar hometown, people-oriented culture.

"We were strongly attracted to a merger with M&F for several reasons," Ingram said. "First , M&F made us a solid offer, which will not only provide substantial cash for our shareholders but also will give our stockholders approximately 25% ownership in a successful billion-dollar Mississippi bank. Second, M&F believes in operating as group of community banks - not as a bureaucracy. Third, M&F can provide our customers with much broader and deeper banking services, including debit and credit cards, cash management services, insurance products, trust services and computer banking for those who want it. Finally, we anticipate having no staff reductions. We are impressed with the fact that M&F operates under a family and community concept."

First M&F Corp., parent of Merchants & Farmers Bank, is a $735 million bank holding company with banking locations throughout
Central and North Mississippi.